Exhibit 5.1

July 27, 2009
Trina Solar Limited
No. 2 Tian He Road
Electronics Park, New District
Changzhou, Jiangsu 213031
People’s Republic of China
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: +852.2522.7886 Fax: +852.2522.7006
www.lw.com

FIRM / AFFILIATE OFFICES
Abu Dhabi	Munich
Barcelona	New Jersey
Brussels	New York
Chicago	Orange County
Doha	Paris
Dubai	Rome
Frankfurt	San Diego
Hamburg	San Francisco
Hong Kong	Shanghai
London	Silicon Valley
Los Angeles	Singapore
Madrid	Tokyo
Milan	Washington, D.C.
Moscow
File No. 041477-0011

Re:	Trina Solar Limited Registration Statement on Form F-3
Ladies and Gentlemen:
     We have acted as special U.S. counsel to Trina Solar Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of (a) ordinary shares of the Company, par value $0.00001 per share (the “Ordinary Shares”), (b) one or more series of preferred shares of the Company (the “Preferred Shares”), (c) one or more series of debt securities (the “Debt Securities”), (d) warrants of the Company (the “Warrants”), and (e) any combination of the foregoing. The Debt Securities will be issued pursuant to an indenture by and among the Company, as issuer, and Wilmington Trust Company, as trustee (the “Trustee”), in the form most recently filed as an exhibit to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). Any Debt Securities may be exchangeable for and/or convertible into Ordinary Shares or into other securities. The Ordinary Shares, Preferred Shares, Debt Securities and Warrants are herein collectively called the “Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities and the Warrants.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and

Joseph A. Bevash	Stanley Chow	John A. Otoshi	Registered Foreign Lawyers:	David J. Miles (England and Wales)
Simon H. Berry	Michael S. L. Liu	Chun Fai Woo	Patrick J. Flanagan (New York)	David Zhang (New York)
Kenneth D. C. Chan	Jane M. S. Ng	Cheung Ying Yeung	Eugene Y. Lee (New York)

July 27, 2009

other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Warrants), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agency within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     (1) when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities and the Securities that such Debt Securities may be exchangeable for and/or convertible into), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the related prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     (2) when the specific terms of any particular series of Warrants have been duly established in accordance with applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Warrants and the Securities that such Warrants may be exercisable for), and when any such Warrants have been duly executed and issued by the Company and such Warrants have been duly delivered by or on behalf of the Company against payment therefor in accordance with the Warrants and/or any warrant agreement and in the manner contemplated by the Registration Statement and/or the related prospectus and by such corporate action, such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, makewhole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) any waiver of stay, extension or usury laws, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and

July 27, 2009

trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed (a) that each of the Debt Securities, the Indenture and the Warrants (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto, (b) that the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins